                              CERTIFICATE OF TRUST
                                      OF
                              BIG FLOWER TRUST I

          THIS Certificate of Trust of Big Flower Trust I (the "Trust"), dated October 14, 1997, is being duly executed and filed by The Bank of New York (Delaware), a Delaware banking corporation, and The Bank of New York, a New York banking corporation, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET SEQ.).

          1. NAME. The name of the business trust formed hereby is Big Flower Trust I.

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Newark, Delaware 19711.

          3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                      THE BANK OF NEW YORK (DELAWARE)


                                      By: /s/ Joseph G. Ernst
                                          ---------------------
                                      Name:  JOSEPH G. ERNST
                                      Title: Assistant Vice President


                                      THE BANK OF NEW YORK


                                      By: /s/ Mary La Gumina
                                          ---------------------
                                      Name:  MARY LA GUMINA
                                      Title: Assistant Vice President